Exhibit 5.1

Narda Ben-Zvi	נרדה בן-צבי
Lori Almouli-Confino*	*לורי אלמולי-קונפינו
Barak Luchtenstein	ברק לוכטנשטיין
David Schottenfels	דוד שוטנפלס
Tsafi Erlich Goldman	צפי ארליך גולדמן
Ori Kasir	אורי קסיר
Ronen Wiseman	רונן ויסמן
Lena Mor	לנה מור
Diana Albu	דיאנה אלבו
Yuval Beer	יובל בר
Shimrit Roznek	שמרית רוזנק
Oren Chudin	אורן חודין
Ariel Lavi	אריאל לביא
Dafna Kahn Amster	דפנה קאהן אמסטר
Iren Kripak	אירן קריפק
Anna Barkats	חנה ברכץ
Daniel Ben Shlomo	דניאל בן שלמה
Daniel Kariv	דניאל קריב
Roy Gidali	רועי גידלי

*Also admitted to the New York Bar	בעל רשיון גם בניו יורק*

  Jerusalem, January 14, 2014
To:
Top Image Systems Ltd.
B.S.R Tower #1
2 Ben Gurion St.
Ramat Gan 52573
ISRAEL

Ladies and Gentlemen:

We have acted as Israeli counsel to Top Image Systems Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement"), to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the proposed offer and sale by certain shareholders of the Company (the "Selling Shareholders") of up to an aggregate for all of the selling shareholders of up to 850,000 of the Company’s ordinary shares, stated capital of NIS 0.04 per share ("Ordinary Shares"), in one or more offerings, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that the up to 850,000 Ordinary Shares to be offered and sold by the Selling Shareholders are validly issued, fully paid and non-assessable.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

This opinion shall be governed by the laws of the State of Israel.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled "Legal Matters". By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Yours sincerely, CBLS Law Offices